EXHIBIT 99(h)

                        SPECIAL NOTICE TO HOLDERS OF

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                       SHARES OF BENEFICIAL INTEREST

                        WHOSE ADDRESSES ARE OUTSIDE

                             THE UNITED STATES


Dear Shareholder:

          Enclosed you will find materials relating to the distribution (the "Rights Offering") by First Union Real Estate Equity and Mortgage Investments (the "Company") to holders of the Company's Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of record as of the close of business on ___________, 1999 (the "Record Date") of non-transferable rights ("Rights") to subscribe for and purchase Common Shares at a subscription price of $4.00 per share in cash on the basis of one Right for each Common Share held of record on the Record Date. If you wish to exercise any or all of these Rights, you must so instruct National City Bank, the subscription agent (the "Subscription Agent"), by completing, executing and returning to the Subscription Agent the International Holder Subscription Form on the reverse side of this letter. Rights not exercised by such time will expire without value.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE SUBSCRIPTION AGENT, AT (800) 622-6757.

                   INTERNATIONAL HOLDER SUBSCRIPTION FORM

          The undersigned acknowledge(s) receipt of the special notice and the enclosed materials referred to therein relating to the offering of non-transferable rights ("Rights") to purchase Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of First Union Real Estate Equity and Mortgage Investments.

          This will instruct you whether I wish to exercise Rights to purchase the Common Shares distributed with respect to my Common Shares pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Rights Certificates.

      1.  [ ]     I do NOT wish to exercise rights for Common Shares.
      2.  [ ]     I wish to EXERCISE  RIGHTS for Common Shares as set
                  forth below:
          Basic Subscription:  _________  x $4.00 = $_____
                              (no. of shares)

            Oversubscription Privilege:  __________   x $4.00 = $_____
                              (no. of shares)

                             Total Payment Required = $____________

          [ ]     Payment in the following amount is enclosed:   $________

                  Method of Payment (check one):

          [ ] Uncertified Check. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, registered holders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date, and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

          [ ] Certified Check or Bank Check drawn on a U.S. bank or Money Order payable to National City Bank.

          [ ] Wire transfer directed to the National City Bank. (Call (800) 622-6757 for wire instructions.)

          If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all Common Shares that are stated to be subscribed for, or if the number of Common Shares being subscribed for is not specified, the number of Common Shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the aggregate Subscription Price for all Common Shares that the undersigned has the right to purchase pursuant to the Basic Subscription and/or the Oversubscription Subscription Privilege (the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

          Please mail or deliver check or money order or wire transfer cash payable to National City Bank, for the aggregate Subscription Price due to the Subscription Agent at the appropriate address below:

                 By Regular Mail:              By Hand or Overnight Courier:
                National City Bank,                 National City Bank,
                Subscription Agent                   Subscription Agent
            Corporate Trust Operations           Corporate Trust Operations
                  P.O. Box 94720                   3rd Floor, North Annex
            Cleveland, Ohio 44101-4720             4100 West 150th Street
                                                   Cleveland, Ohio 44135

            If you have any questions, call:  National City Bank at
            (800) 622-6757.
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                       Signature(s)
   Please type or print name(s) below

                                         Date:                         , 1999
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